Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statements File Nos. 333-61487, 333-134831, and 333-195643 on Form S-8 of Norwood Financial Corp. of our report dated March 12, 2020, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2019. Cranberry Township, Pennsylvania March 12, 2020